Exhibit 10.1

AMENDMENT
TO LETTER AGREEMENT AMENDING
EMPLOYMENT AGREEMENT

This Amendment (“Amendment”), dated as of January 16, 2015 (the “Amendment Date”), amends the letter agreement (the “Agreement”) dated January 2, 2015 (effective as of January 1, 2015) between NeoStem, Inc. (the “Company”) and Dr. Robin L. Smith (the “Executive”). All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

R E C I T A L S

WHEREAS, the Company has determined that the grants of stock options under the Agreement inadvertently may have caused grants to the Executive technically to exceed the annual per person limit for 2015 under the Company’s Amended and Restated 2009 Equity Compensation Plan; and

WHEREAS, the Company and the Executive desire to rescind the excess grants (to the extent of the excess only) as provided in this Amendment and to provide certain other compensation to the Executive as provided in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

1.    Amendments.

1.1. The number of shares covered by the Amendment Grant shall be reduced from 300,000 to 250,000 (with the excess rescinded), with vesting as provided in the following amended and restated insert to Section 2 of the Agreement. For avoidance of doubt, the 250,000 share portion of the Amendment Grant shall remain in full force and effect, as granted on the original date of grant, and shall not be affected by this Amendment other than with respect to the revised vesting terms. A grant of unrestricted shares shall be made as provided in the following amended and restated insert to Section 2 of the Agreement.

1.2. The last sentence of Section 2 of the Agreement is hereby deleted and replaced with the following:

Upon your execution of this Amendment, you will also be granted a stock option under the Company’s 2009 Amended & Restated Equity Compensation Plan (the “2009 Equity Plan”) to purchase 250,000 shares of Common Stock (the “Amendment Grant”) at a per-share exercise price equal to the value of the Common Stock on the date of execution of this Amendment, with one-third (1/3) of such option being vested and exercisable immediately upon grant, one-third (1/3) of such option being vested and exercisable on June 7, 2015 and the remaining one-third (1/3) of such option being vested on December 7, 2015. In addition, you will be granted, upon the Amendment Date, an award of Unrestricted Shares (as defined in the 2009 Equity Plan) of 39,276 shares of the Common Stock (the “Unrestricted Award”). The Unrestricted Award shall be subject to the terms and conditions of the 2009 Equity Plan and applicable law. The Company will withhold from the number of shares otherwise deliverable under the Unrestricted Award a number of shares of Common Stock having a Fair Market Value (as defined in the 2009 Equity Plan) equal to an amount sufficient to satisfy the Company’s and your estimated federal and state tax withholding obligations with respect to the award of such shares (assuming a combined 51.22% tax rate), and the Company shall then pay the cash amount of such taxes to the relevant federal and state taxing authorities as withholding, so that the net number of shares delivered pursuant to the Unrestricted Award shall be 19,159 shares.

2.    Effect of Amendments. Except as specifically amended hereby, the Agreement shall continue in full force and effect. This Amendment shall not itself be amended, except as part of any future amendment to the Agreement effected in accordance with the terms thereof. The terms of this Amendment may be reflected in an amended and restated employment agreement upon approval and execution thereof.

3.    Further Assurances. Each party agrees to execute and deliver such other documents and to do such other acts and things as any other party may reasonably request from time to time for the purpose of carrying out the intent of this Amendment.
4.    Miscellaneous.

4.1.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and Executive and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

4.2.    Governing Law. This Amendment and any and all matters arising directly or indirectly herefrom or therefrom shall be governed under the laws of the State of New York without reference to choice of law rules.

4.3.    Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date set forth above.

NEOSTEM, INC.

By: /s/ Richard Berman
Richard Berman

    /s/ Robin L. Smith
Dr. Robin L. Smith